Binding Letter of Intent

This Binding Letter of Intent, (LOI), is made on this July 27, 2011, by and between Green Renewable Energy Solutions, Inc., a company duly organized in the state of TBA,  having its principal office at TBA  (hereinafter referred to as “GRES”) and E World Interactive, Inc. (hereinafter referred to as “E World”), with its principal offices at 2580 Anthem Village Drive, Henderson, NV 89052 (collectively the "Parties" and each a "Party").

WHEREAS E World is an energy solutions company whose principal business in the development of renewable projects and energy solutions and services.

WHEREAS E World is a public company quoted on the Over the Counter Bulletin Board under the symbol EWRL.

WHEREAS GRES is a privately owned corporation whose principal business is the financing and investment of renewable energy projects.

WHEREAS GRES has agreed the terms for the financing and acquisition of Richfield Equities, LLC.

WHEREAS GRES and E World wish to conclude this Binding Letter of Intent which sets out the overall terms of agreement relating to the matters further set out below.

The Parties for their mutual benefit agree the following:

1.	The Basic Transaction:

GRES has agreed terms to acquire at least 72% of the outstanding members shares of Richfield Equities, LLC including the Richfield operating business of waste management, land fill operations and all underlying assets, liabilities and businesses as set out in the terms of the acquisition.

In addition, GRES has agreed third party financing to fund the acquisition of not less than $6.5m.

E World will acquire GRES’ interest in the agreement to finance and purchase Richfield Equities in consideration of which GRES will be issued with new E World common stock equivalent to 95% of the outstanding stock of E World following completion of the transaction including the raising of new finance of at least $6.5m.  The current Transfer Agent of E World will provide a detailed report listing all outstanding shares as of the date of closing in order to determine the absolute number of shares to be issued in order for GRES to achieve the intended 95% equity ownership interest in E World.  The management and Directors further will provide affirmation that no Warrants, Options or other rights or commitments pertaining to the equity of E World are held by any party as of the date of closing.

2.	Terms of the Transaction:

(i)	GRES will have full control of E World pending long form agreement completion.
(ii)
GRES will immediately fund $200,000 to be used for the purposes of the Richfield acquisition of which $100,000 will be a good faith payment to Richfield Equities and $100,000 for continuing operational overhead costs of E World and other costs relating to the transaction.

(iii)	E World has a wholly owned subsidiary, Media and Technology Solutions, Inc. (“M & T “) and this will be spun out prior to the issue of common stock to GRES.
(iv)	The spun-out company, M & T will also receive 10% of the outstanding common stock of GRES.
(v)	E World will change its name to Richfield Holdings or something similar.
(vi)
E World, hereinafter referred to as Richfield Holdings will immediately complete the acquisition of Richfield Equities by Richfield Holdings will be as outlined in the agreement made by GRES and will also complete the financing of at least $6.5m of new finance raised to fund the acquisition and such new finance will have no more than 30% of Richfield Holdings

3.	Operation of E World/Richfield Holdings subsequent to execution of this LOI:

Following execution of this LOI, Richfield Holdings will operate as follows:

(i)	Current officers and directors of E World/Richfield Holdings will resign and be replaced by nominees of GRES.
(ii)
The new board will include Frank O Donnell or his nominee. Mr. O’Donnell will have the right to serve on the Richfield Holdings B.O.D. for a term of one year under this agreement.  After one year, Mr. O’Donnell will be eligible to be re-elected as a Director by the shareholders in an election to be held in accordance with the By-Laws of the Company.

(iii)	The current officers of E World/Richfield Holdings will continue to complete the current June 30 10Q filing due on August 15
(iv)
Pending completion of a long form agreement, no changes will be made to the Articles or By-Laws of E World /Richfield Holdings without the approval of Frank O Donnell or his nominee other than as may be contemplated in this LOI.

(v)
Richfield Holdings, at its discretion, may complete a consultancy services agreement for the services of Frank O Donnell and Gerry Shirren.  Mr. O Donnell and Mr. Shirren, if so desired by management of Richfield Holdings, will act as consultants to Richfield Holdings as may be required by it on a first priority but non-exclusive basis for 6 months at a fee of $5,000 per month each subject to review and extension by agreement at that point.  The agreement will be month-to-month and may be cancelled with or without cause by the management of Richfield Holdings.

4.	Other matters:

(i)	The E World spun out company will get the use of name ‘E World’ in relation to its other energy business operations and retain the rights and ownership of the E World websites.
(ii)
New Co, Inc., a new company to be incorporated by M & T and Richfield will continue to work together on matters of common interest. New Co has some potential projects and will offer Richfield Holdings the opportunity for acquisition on these projects including the financing through convertible redeemable preferred stock or similar structures.

(iii)
Any such opportunities will be on a first refusal basis for the 12 months from the date of the agreement and this can be extended by agreement. Terms for any such projects that proceed with Richfield Holdings will be agreed in good faith on a project by project basis.

5.	Representations and Warranties:

GRES warrants and represents that it has agreed the terms for the acquisition of Richfield Equities and the finance of not less than $6.4m required to complete the acquisition as outlined to E World.

E World warrants and represents that it is, as of the date of this LOI, a fully compliant OTC BB company and its draft financial statements as of June 30, 2011 are as presented to GRES.

Both parties warrant and represent that there is no matter currently known to them and  not disclosed to the other party, which if disclosed, would be likely to have a material effect on this LOI

6.	Timetable:

The timeline for the completion of the transaction:

i.	Outline approval of transaction – Monday, July 25
ii.	Draft LOI draft – Monday July 25
iii.	Preliminary due-diligence as may be required
iv.	Binding LOI execution - Wednesday July 27, E World and GRES board approval
v.	E World 8K Filing notice of those elements requiring public notice– Monday August 01
vi.	Control of E World, change of officers Monday August 01
vii.	M & T Spin out notices etc. Monday August 01.
viii.	FOD/GS consultancy agreements Monday August 01

7.	Non-Completion of the Acquisition of Richfield Equities

In the event, for whatever reason, that E World/Richfield Holdings does not complete the financing and acquisition of Richfield Equities within 60 days of August 01, 2011, unless otherwise agreed by the Parties, there will be a ratchet up agreement to bring the interest of old E World shareholders to the equivalent of 75% of E World/Richfield Holdings. GRES will have the option to substitute an alternative project on similar terms if such an alternative can be completed with the timetable set out in Section 6 above.

Any funds used for operational costs related to E World/Richfield Holdings from the date of the binding LOI will be converted to E World/Richfield Holdings common stock as part of the 25% ownership retained by GRES referred to above. This will be a minimum of $100,000 in relation to costs related to E World.

8.	Miscellaneous:

(i)
Parties shall, at their own cost and expense, execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this LOI or to show the ability to carry out the intent and purposes of this LOI.

(ii)	E World is obligated to file an 8K giving public notice of this binding LOI and this will be provided to GRES for approval before filing.
(iii)
Any notice required by this LOI or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or recognized overnight services such as Federal Express.

If to E WORLD: 2850 Anthem Village Drive, Henderson, Nevada 89052, USA.

If to Green Renewable Energy Systems, Inc., C/O Mr. Gus Andreasen, 450 West Fourth Street, Royal Oak, MI, 48067

(iv)	The waiver or failure of either party to exercise in any respect any right provided in this agreement shall not be deemed a waiver of any other right or remedy to which the party may be entitled.
(v)	No change can be made to this LOI other than in writing and signed by both parties.
(vi)	This LOI shall be construed and enforced according to the laws of the State of Nevada and any dispute under this LOI must be brought in this venue and no other.
(vii)	Any headings in this LOI are for convenience only, confirm no rights or obligations in either party, and do not alter any terms of this Agreement.
(viii)
If any term of this LOI is held by a court of competent jurisdiction to be invalid or unenforceable, then this LOI, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included

In Witness whereof, the parties have executed this LOI as of the date first written above.

For: E World Interactive, Inc.

Name:

Its:

Date:

For: Green Renewable Energy Systems, Inc.

Name:

Its:

Date: